Exhibit 5(b)
                                                     ------------



INTERNAL REVENUE SERVICE      DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
1100 COMMERCE STREET
DALLAS, TX   75242

Date:  April 9, 1994          Employer Identification Number:
                                   75-1743247
                              File Folder Number:
                                   750019431
ATMOS ENERGY CORPORATION      Person to Contact:
5430 LBJ FWY                       JILL RUTHERFORD
1800 THREE LINCOLN            Contact Telephone Number:
DALLAS, TX   75240                 (214) 767-6023
                              Plan Name:
                                   EMPLOYEE STOCK OWNERSHIP PLAN
                                   AND TRUST FOR EMPLOYEES OF
                                   ATMOS
                              Plan Number:  002

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-
1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated 04/04/94. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).





ATMOS ENERGY CORPORATION


This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure 91-66. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT RECORD OR YOU WILL NOT BE ABLE TO RELY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 91-66.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                   Sincerely yours,

                                   /s/Bobby E. Scott

                                   Bobby E. Scott
                                   District Director

Enclosures:
Publication 794
Addendum


























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ATMOS ENERGY CORPORATION



This determination letter expresses the opinion that the plan meets the requirements of Internal Revenue Code Section
4975(e)(7) regarding Employee Stock Ownership Plans.

This determination letter applies to amendment #5 adopted
02/14/92, and the working copy of the plan submitted on 4/4/94, which incorporated the restatement adopted 11/21/91, amendment #1 adopted 05/14/92, amendment #2 adopted 05/10/93 and the proposed amendment #3 received 4/4/94.











































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